INDUSTRIAL BANK OF LATVIA            (Logo) LainBanka

Mr. Igor Dmitrowsky
President
Baltia Air Lines, Inc.
63-25 Saunders St.
Rego Park, NY 11374

January 12, 1999
No. 1/2-19

Re: Baltia Air Lines, Inc. request for 6.2 Million $ line of Credit.

Dear Mr. Dmitrowsky:

Based on the request of Baltia Air Lines, Inc., a New York State Corporation (the "Company"), industrial Bank of Latvia (LainBanka) is willing to negotiate issues concerning participation of LainBanka in project of issuance of syndicated line of credit to the Company in the amount of 6,200,000 (six million two hundred thousand US dollars) on the following conditions:

     The Company will provide LainBanka with documentation according to LainBanka requirements;

      The line of credit will be a short-term loan that is not intended for capital investments or long-term financing;

       The Company will register a subsidiary in the Republic of Latvia, will open its account in LainBanka and will agree to conduct banking in Latvia through LainBanka;

       The Company will notify about its borrowing needs LainBanka two weeks in advance;

       The interest rate will be between 10 to 14 percent per annum.

This letter remains in effect until June 30, 1999.

Sncerely,
                6 Greeinieku St.

                      LV 1587 Riga, Latvia

                       Phone: (371-7) 216520
(Signature)
                 Fax: (371-7) 221135
D. Pelebergs
                        (371-7) 528103
Chairman
                 Telex: 161267 EMMA LV

                        Account Nr. 700 181 998


(Mark)
                    Latvia Bank, Code 310101799

                         Form No: 004392 *